2nd Quarter 2013 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

10	Consolidated Statements of Operations

12	Consolidated Balance Sheets

13	Schedule 1 – Funds From Operations

17	Schedule 2 – Portfolio Summary

18	Schedule 3 – Net Asset Value Supplemental Information

20	Schedule 4 – Non-Recourse Property Debt Information

22	Schedule 5 – Share Data

23	Schedule 6 – Conventional Same Store Operating Results

27	Schedule 7 – Total Conventional Portfolio Data by Market

29	Schedule 8 – Property Disposition and Acquisition Activity

30	Schedule 9 – Capital Additions

31	Schedule 10 – Summary of Redevelopment Activity

32	Glossary and Reconciliations

Aimco Reports Second Quarter 2013 Results
Denver, Colorado, August 1, 2013 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its second quarter 2013 results.
Chairman and Chief Executive Officer Terry Considine comments: "Aimco enjoyed a solid second quarter with good progress on all fronts. Customer demand for Aimco apartments remains steady and renewal rent increases were greater than 5% for the eighth consecutive quarter. Conventional property average revenue per apartment home is up 7% to $1,389, reflecting rent growth and continued portfolio improvements. We are on pace to achieve our leverage target early next year and our simplified business model is providing for continued success in reducing offsite costs. Our prospects are good as we enter the second half of the year."
Chief Financial Officer Ernie Freedman adds: "Pro forma FFO of $0.49 per share was equal to the high end of our guidance. We are projecting third quarter Pro forma FFO to be in a range from $0.48 to $0.52."
Financial Results

Pro forma FFO Up 13%, AFFO Up 17% Year-to-Date

	SECOND QUARTER		YEAR-TO-DATE
(all items per common share)	2013	2012	2013	2012
Net income (loss)	$0.07	$0.00	$0.10	$(0.08)
Funds from Operations (FFO)	$0.49	$0.38	$0.97	$0.78
Add back Aimco's share of preferred equity redemption related amounts	$—	$0.08	$—	$0.08
Pro forma Funds from Operations (Pro forma FFO)	$0.49	$0.46	$0.97	$0.86
Deduct Aimco's share of Capital Replacements	$(0.12)	$(0.12)	$(0.23)	$(0.23)
Adjusted Funds From Operations (AFFO)	$0.37	$0.34	$0.74	$0.63
Pro forma FFO - Pro forma FFO increased 7% when compared to second quarter 2012 as a result of improved property operating results and lower preferred stock dividends due to redemptions during 2012. These positive results were somewhat offset by lower income from discontinued operations. Pro forma FFO was equal to the high end of Aimco's guidance range of $0.45 to $0.49 per share.
Adjusted Funds from Operations - AFFO increased 9% when compared to second quarter 2012 as a result of Pro forma FFO growth. An increase in 2013 Capital Replacement spending related to multi-phase capital projects was substantially offset by a reduction in Standard Capital Replacements due to the sale of approximately 11,000 apartment homes during 2012. As Aimco's portfolio is concentrated in fewer properties with higher free cash flow margins, AFFO is expected to grow at a faster rate than Pro forma FFO.

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Property Operations
Aimco's property operations consist primarily of Aimco's diversified portfolio of market-rate apartment communities. Aimco also operates a portfolio of Affordable Properties, which consists of properties with rents that are generally paid, in whole or in part, by a government agency. Over the next four to five years, Aimco expects to dispose of these Affordable Properties and reinvest proceeds in its Conventional portfolio.
Year-Over-Year Conventional Same Store NOI Up 5.3%
Conventional Same Store Results

	SECOND QUARTER					YEAR-TO-DATE
	Year-over-Year			Sequential		Year-over-Year
	2013	2012	Variance	1st Qtr	Variance	2013	2012	Variance
Average Rent Per Apartment Home	$1,212	$1,164	4.1%	$1,200	1.0%	$1,206	$1,156	4.3%
Other Income Per Apartment Home	151	134	12.7%	143	5.6%	147	131	12.2%
Average Revenue Per Apartment Home	$1,363	$1,298	5.0%	$1,343	1.5%	$1,353	$1,287	5.1%
Average Daily Occupancy	95.5%	95.4%	0.1%	95.4%	0.1%	95.5%	95.7%	-0.2%

$ in Millions
Revenue	$192.0	$182.7	5.1%	$189.0	1.6%	$381.1	$363.3	4.9%
Expenses	67.4	64.3	4.8%	67.3	0.2%	134.7	128.3	5.0%
NOI	$124.6	$118.4	5.3%	$121.7	2.4%	$246.4	$235.0	4.9%

2013	1st Qtr	Apr	May	Jun	2nd Qtr	Year-to-Date
Renewal rent increases	5.3%	5.1%	5.4%	5.2%	5.2%	5.2%
New lease rent increases	2.6%	3.4%	2.2%	3.9%	3.1%	2.9%
Weighted average rent increases	3.9%	4.2%	3.7%	4.5%	4.1%	4.0%
Affordable Same Store Results - For second quarter 2013, average daily occupancy for the Affordable portfolio was 99.0%, an increase of 0.3% from second quarter 2012, while average revenue per apartment home increased 0.7% from $969 to $976 per apartment home.
Portfolio Management
Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value.
Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents less than 90% of local market average. For first quarter 2013, the most recent period for which REIS information is available, Aimco's Conventional Property rents averaged 103% of local market average rents.

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Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois. In executing its portfolio strategy, Aimco expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in redevelopment and acquisition of higher-quality properties. Through this disciplined approach to capital recycling, from 2007 through 2012, Aimco increased its year-end Conventional portfolio average revenue per apartment home at a compound annual growth rate of 6.1%, approximately three times that of market rent growth during the same period. Aimco's outsized growth reflects the impact of portfolio improvements through dispositions, redevelopment and acquisitions.
Conventional Property Revenue Per Apartment Home Up 7.4% to $1,389
Second quarter 2013 Conventional portfolio average revenue per apartment home was $1,389, a 7.4% increase compared to second quarter 2012, as a result of year-over-year revenue per apartment home growth of 5.0% and the sale of Conventional Properties during 2012 with average revenues per apartment home substantially lower than those of the retained portfolio.
Portfolio Management Activities
Dispositions - In second quarter 2013, Aimco sold two Affordable Properties with 164 apartment homes for $6.5 million in gross proceeds. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $1.8 million.
Acquisitions - As previously announced, during the second quarter Aimco acquired for $29.0 million a building containing 60 apartment homes located in La Jolla, California, two blocks from the Pacific Ocean. The property's average revenue per apartment home is approximately $2,400, and its average rents are 64% greater than the San Diego market average, making this an "A" quality asset for Aimco. Aimco plans to add value to the property through significant capital upgrades and operational improvements.
Aimco acquired the La Jolla property subject to $12.4 million of non-recourse property debt. The property debt has a remaining term of 8.5 years and bears interest at a rate of 4.84%. Aimco funded the equity component of the acquisition from proceeds from the sales of two properties with 624 apartment homes located in Florida. The sold properties' average revenues per apartment home were $975, and projected rent growth in the submarkets in which the sold properties are located is significantly lower than the submarket in which the acquired property is located. Aimco expects the Free Cash Flow Internal Rate of Return ("Free Cash Flow IRR") generated by the acquired property to be 50 to 100 basis points greater than expected from the sold properties.

Following the second quarter, Aimco acquired for $9.5 million a five-story building located in Midtown Atlanta adjacent to the 190-acre Piedmont Park and approximately three miles from Aimco's Peachtree Park property. Constructed in 2012, the building consists of 30 apartment homes and approximately 3,700 square feet of retail space. The property's average revenue per apartment home is approximately $2,100, and its rents are 165% greater than the Atlanta market average, making this an "A" quality asset in Aimco's portfolio. Aimco intends to add value to the property through operational improvements.

At closing, the Atlanta acquisition was funded from Aimco's credit facility, which Aimco expects to repay during the third quarter with proceeds from the sale of a property containing 156 apartment homes located in Virginia with average revenue per apartment home of $875. Aimco expects the Free Cash Flow IRR generated by the acquired property to be approximately 100 basis points greater than expected from the property to be sold.

3

Purchase of West Harlem Property Loans - In 2006, Aimco funded $100.1 million of second mortgage loans related to 84 buildings containing 1,596 apartment homes and 43 commercial spaces in the West Harlem neighborhood of New York City. Aimco concurrently entered into an agreement with the borrower under which Aimco had the option to purchase the buildings and the borrower had the right to put the buildings to Aimco upon achievement of certain revenue thresholds.

During the second quarter, Aimco purchased at par first mortgage loans secured by the same 84 buildings for $119.1 million, $106.0 million of which matured on June 1, 2013. The loans bear interest at a weighted average rate of 5.2%. The purchase was funded from Aimco's credit facility. In conjunction with the acquisition of the first mortgage loans, the borrower agreed to repay all loans on or before November 22 of this year and to pay Aimco $11 million for its unexercised option to acquire the properties. The borrower's right to put the properties to Aimco was terminated.
Redevelopment
During the second quarter, Aimco completed the Baywalk redevelopment project at Flamingo South Beach and continued the redevelopment of five other properties that began during 2012. In addition, Aimco continued multi-phase capital projects at Park Towne Place and The Sterling, both located in Center City Philadelphia, and 2900 on First, located in Seattle. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, with redevelopment expected to follow.
Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF JUNE 30, 2013
$ in Millions	Amount	% of Total	Weighted Avg. Maturity (Yrs.)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,464.8	93%	7.9	5.41%
Outstanding borrowings on revolving credit facility	187.1	4%	3.4	2.84%
Preferred securities	148.0	3%	Perpetual	6.23%
Total leverage	$4,799.9	100%	n/a	5.34%
Leverage Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA of less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. In calculating these ratios, Aimco computes EBITDA on a proportionate basis. See the Glossary for definitions of these metrics.

	Trailing-Twelve-Month		Annualized 2nd Qtr
	2013	2012	2013	2012
Debt to EBITDA	7.8x	8.3x	7.9x	8.0x
Debt and Preferred Equity to EBITDA	8.0x	8.6x	8.1x	8.2x
EBITDA Coverage of Interest	2.5x	2.2x	2.5x	2.3x
EBITDA Coverage of Interest and Preferred Dividends	2.4x	1.8x	2.4x	1.9x

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2013 Debt to EBITDA and Debt and Preferred Equity to EBITDA ratios are provided on a pro forma basis, taking into account the interest income associated with the first mortgage loans acquired during the second quarter, which acquisition was funded from Aimco's revolving line of credit.
Aimco continues to expect to achieve its leverage target of Debt and Preferred Equity to EBITDA of approximately 7.0x in the first quarter 2014. Future leverage reduction is expected from earnings growth generated by the current portfolio and by regularly scheduled property debt amortization funded from retained earnings.
Liquidity
Aimco's recourse debt at June 30, 2013, was limited to its revolving credit facility, which Aimco uses for working capital and other short-term purposes and to secure letters of credit. Borrowings bear interest at a rate set forth on a pricing grid, which rate varies based on Aimco's leverage. The revolving credit facility matures in December 2014, and may be extended for two additional one-year periods, subject to certain conditions.
At the end of the second quarter, Aimco had outstanding borrowings on its revolving credit facility of $187.1 million and available capacity was $268.4 million, net of $44.5 million of letters of credit backed by the facility. Of the outstanding borrowings, $119.1 million related to the purchase of the West Harlem property loans described in the Portfolio Management section of this release. At the end of the second quarter, Aimco's share of cash and restricted cash on hand was $157.8 million. In addition, Aimco holds four properties in its unencumbered asset pool with a total estimated fair value of approximately $190 million.
Credit Rating Update
In June, Fitch Ratings completed its initial review of Aimco's creditworthiness and assigned the company a rating of "BB+" and a Positive Rating Outlook. In connection with its review, Fitch also outlined the factors that may have a positive impact on Aimco's ratings. These factors are: growing the unencumbered asset pool to $500 million (based on a stressed 8% capitalization rate) with asset quality consistent with the overall portfolio; sustaining leverage, defined by Fitch as the ratio of net debt to recurring operating EBITDA, below 7.5x; and sustaining a fixed charge coverage ratio, also as defined by Fitch, above 2.0x. Aimco's stated leverage targets are in line with, or more conservative than, those indicated by Fitch and Aimco expects to achieve its targets in first quarter 2014. In addition, through Aimco's normal course of refinancing property loans at maturity on a leverage-neutral basis, Aimco has the opportunity to grow its unencumbered asset pool by $150 to $200 million per year.
Aimco remains committed to avoiding recourse debt other than its revolving credit facility. The benefits of a rating upgrade may include a lowering of the cost of Aimco's credit facility and any future preferred equity issuance.
Equity Activity
Dividend - As previously announced, Aimco's Board of Directors declared a quarterly cash dividend of $0.24 per share of Class A Common Stock for the quarter ended June 30, 2013. The second quarter 2013 dividend is payable on August 30, 2013, to stockholders of record on August 16, 2013.

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2013 Outlook

	THIRD QUARTER	FULL YEAR	PREVIOUS FULL YEAR

Net income per share	$0.01 to $ 0.05	$0.18 to $0.26	$0.05 to $0.21
Pro forma FFO per share [1]	$0.48 to $0.52	$1.99 to $2.07	$1.94 to $2.10
AFFO per share [1]	n/a	$1.48 to $1.56	$1.45 to $1.63

Conventional Same Store Operating Measures
NOI change compared to second quarter 2013	1.25% to 2.25%	n/a	n/a
NOI change compared to same period 2012	5.50% to 6.50%	5.25% to 6.00%	4.50% to 6.75%
Revenue change compared to 2012	n/a	4.50% to 5.00%	4.25% to 5.25%
Expense change compared to 2012	n/a	3.00% to 3.50%	2.50% to 4.00%
Average daily occupancy	n/a	95.3% to 95.7%	95.2% to 95.8%

Aimco's Pro forma FFO and AFFO guidance is based on financial results for the six months ended June 30, 2013, and updated expectations related to certain investment activities. With the exception of the items footnoted in the table below, Aimco's beginning of year guidance related to the components of Pro forma FFO and AFFO are unchanged. See notes on the following page.

($ Amounts Represent Aimco Share)	CURRENT FULL YEAR	BEGINNING OF 2013 FULL YEAR

Tax Credit and Asset Management Revenues
Recurring revenues	$30 million	$30 million
Non-recurring revenues [2]	$12 to $16 million	$8 to $12 million

Offsite Costs
Property management expenses	$31 million	$31 million
General and administrative expenses	$46 million	$46 million
Investment management expenses	$8 million	$8 million

Capital Investments
Conventional redevelopment	$130 to $160 million	$130 to $160 million
Property upgrades	$45 million	$45 million
Capital Replacements related to multi-phase capital projects [1]	$23 million	$18 million
Standard Capital Replacements ($900 per apartment home)	$54 million	$54 million

Transaction Activities
Real estate value of partnership tenders and mergers [3]	$35 million	$45 million
Real estate value of property dispositions	$300 to $350 million	$300 to $350 million
Aimco net proceeds from property dispositions	$90 to $115 million	$90 to $115 million

Non-Recourse Property Debt
Amortization, funded by retained earnings	$81 million	$81 million
Maturities	$172 million	$172 million
Real estate value of unencumbered properties [4]	$190 million	$180 million

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Notes to 2013 Outlook

[1]
At the midpoint of Aimco's guidance ranges, full year 2013 Pro forma FFO guidance has been increased by $0.01 per share and AFFO guidance has been reduced by $0.02 per share. This projected reduction in AFFO takes into account the increase in Pro forma FFO expectations, which is offset by the planned acceleration of Capital Replacements spending related to multi-phase capital projects. During 2012, Aimco began these capital projects at its 2900 on First property, located in Seattle, and two Center-City Philadelphia properties, Park Towne Place and The Sterling. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, which totaled $4.1 million in 2012. Aimco expects to invest an additional $23 million in Capital Replacements related to these projects during 2013. This is an increase of $5 million compared to previous expectations as these projects are ahead of schedule. Total estimated costs are on budget.

[2]
Aimco has increased its full year guidance for non-recurring revenues by $4 million to reflect income recognized during first quarter 2013, related to a previously reserved loan that was repaid upon the sale of the associated property. This amount is included in Interest Income in Aimco's consolidated financial statements. Aimco's expectations for non-recurring revenues included in Tax Credit and Asset Management Revenues are unchanged at $8 to $12 million.

[3]
During the six months ended June 30, 2013, Aimco completed one partnership transaction, the real estate value of which was $21 million. Aimco expects to complete one additional transaction during the second half of 2013, the real estate value of which is approximately $14 million. Aimco's full year expectation of $35 million is a decrease of $10 million compared to previous expectations as one transaction that had been expected to close in 2013 has been postponed.

[4]	Current full year guidance is based on June 30, 2013, values whereas beginning of year guidance was based on December 31, 2012 values.

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Earnings Conference Call Information

Friday, August 2, 2013 at 1:00 p.m. EDT	Replay available until 9:00 a.m. EDT on August 15, 2013
Domestic Dial-In Number: 1-888-317-6003	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-6061	International Dial-In Number: 1-412-317-0088
Passcode: 7791981	Passcode: 10030469
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website at http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 258 communities in 23 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

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Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: third quarter and full year 2013 results, including but not limited to Pro forma FFO and selected components thereof; AFFO; and Aimco's development and redevelopment project investments, timelines and stabilized rents. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions and redevelopments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our development and redevelopment projects; and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2012, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

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Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES
Rental and other property revenues	$251,853	$244,374	$499,700	$488,279
Tax credit and asset management revenues	7,809	8,914	15,061	16,985
Total revenues	259,662	253,288	514,761	505,264
OPERATING EXPENSES
Property operating expenses	101,717	99,807	203,420	198,418
Investment management expenses	1,697	3,240	3,130	6,628
Depreciation and amortization	78,345	87,229	158,618	173,795
Provision for real estate impairment losses	—	2,275	—	8,349
General and administrative expenses	11,153	13,556	22,932	25,181
Other expense (income), net	2,226	(957)	4,436	4,772
Total operating expenses	195,138	205,150	392,536	417,143
Operating income	64,524	48,138	122,225	88,121
Interest income, net	2,651	2,397	9,072	4,854
Interest expense	(61,821)	(60,322)	(124,267)	(125,130)
Equity in income (losses) of unconsolidated real estate partnerships	104	(2,242)	628	(3,005)
(Loss) gain on dispositions and other, net	(1,154)	4,314	(2,664)	4,602
Income (loss) before income taxes and discontinued operations	4,304	(7,715)	4,994	(30,558)
Income tax (expense) benefit	(116)	234	(163)	460
Income (loss) from continuing operations	4,188	(7,481)	4,831	(30,098)
Income from discontinued operations, net	2,791	41,612	4,981	74,876
Net income	6,979	34,131	9,812	44,778
Noncontrolling interests:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	6,150	(9,665)	11,112	(17,430)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,606)	(1,611)	(3,212)	(3,281)
Net (income) loss attributable to common noncontrolling interests in Aimco Operating Partnership	(575)	(55)	(872)	682
Net loss (income) attributable to noncontrolling interests	3,969	(11,331)	7,028	(20,029)
Net income attributable to Aimco	10,948	22,800	16,840	24,749
Net income attributable to Aimco preferred stockholders	(701)	(22,182)	(1,403)	(34,621)
Net income attributable to participating securities	(140)	(95)	(280)	(214)
Net income (loss) attributable to Aimco common stockholders	$10,107	$523	$15,157	$(10,086)
Weighted average common shares outstanding - basic	145,321	127,395	145,245	123,960
Weighted average common shares outstanding - diluted	145,674	127,395	145,532	123,960
Earnings (loss) per common share - basic and diluted:
Income (loss) from continuing operations attributable to Aimco common stockholders	$0.02	$(0.26)	$0.01	$(0.56)
Income from discontinued operations attributable to Aimco common stockholders	0.05	0.26	0.09	0.48
Net income (loss) attributable to Aimco common stockholders	$0.07	$—	$0.10	$(0.08)

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Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Rental and other property revenues	$247	$20,892	$781	$46,317
Property operating expenses	(229)	(6,433)	(427)	(19,341)
Depreciation and amortization	(43)	(7,357)	(140)	(16,203)
(Provision for) recovery of real estate impairment losses	(103)	(5,773)	124	(6,384)
Operating (loss) income	(128)	1,329	338	4,389
Interest income	114	134	172	284
Interest expense	(70)	(2,753)	(165)	(8,387)
(Loss) income before gain on dispositions of real estate and income taxes	(84)	(1,290)	345	(3,714)
Gain on dispositions of real estate	2,663	48,518	4,606	84,211
Income tax benefit (expense)	212	(5,616)	30	(5,621)
Income from discontinued operations, net	$2,791	$41,612	$4,981	$74,876
Loss (income) from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$5,452	$(5,153)	$8,673	$(11,684)
Noncontrolling interests in Aimco Operating Partnership	(455)	(2,262)	(738)	(3,951)
Total noncontrolling interests	4,997	(7,415)	7,935	(15,635)
Income from discontinued operations attributable to Aimco	$7,788	$34,197	$12,916	$59,241

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Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Buildings and improvements	$6,511,811	$6,376,338
Land	1,952,811	1,940,254
Total real estate	8,464,622	8,316,592
Accumulated depreciation	(2,924,109)	(2,811,906)
Net real estate	5,540,513	5,504,686
Cash and cash equivalents	46,923	84,413
Restricted cash	123,112	146,782
Accounts receivable, net	29,906	34,020
Notes receivable, net	217,013	102,897
Other assets	513,248	519,904
Assets held for sale	—	8,678
Total assets	$6,470,715	$6,401,380
LIABILITIES AND EQUITY
Non-recourse property debt	$4,656,497	$4,681,836
Revolving credit facility borrowings	187,050	—
Total indebtedness	4,843,547	4,681,836
Accounts payable	33,415	30,747
Accrued liabilities and other	334,473	318,595
Deferred income	116,238	128,468
Liabilities related to assets held for sale	—	6,794
Total liabilities	5,327,673	5,166,440
Preferred noncontrolling interests in Aimco Operating Partnership	79,984	80,046
Equity:
Perpetual Preferred Stock	68,114	68,114
Class A Common Stock	1,459	1,456
Additional paid-in capital	3,704,026	3,712,684
Accumulated other comprehensive loss	(4,365)	(3,542)
Distributions in excess of earnings	(2,917,863)	(2,863,287)
Total Aimco equity	851,371	915,425
Noncontrolling interests in consolidated real estate partnerships	246,793	271,065
Common noncontrolling interests in Aimco Operating Partnership	(35,106)	(31,596)
Total equity	1,063,058	1,154,894
Total liabilities and equity	$6,470,715	$6,401,380

12

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012
(in thousands, except per share data) (unaudited)
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$200,481	$—	$(8,498)	$191,983	$190,769	$—	$(8,327)	$182,442
Other Conventional	21,299	499	—	21,798	18,113	2,057	(592)	19,578
Total Conventional	221,780	499	(8,498)	213,781	208,882	2,057	(8,919)	202,020
Affordable Same Store	22,597	—	(1,395)	21,202	22,339	—	(1,360)	20,979
Other Affordable	7,456	1,098	(2,943)	5,611	13,037	5,415	(11,112)	7,340
Total Affordable	30,053	1,098	(4,338)	26,813	35,376	5,415	(12,472)	28,319
Property management revenues, primarily from affiliates	20	(61)	504	463	116	(158)	675	633
Total rental and other property revenues	251,853	1,536	(12,332)	241,057	244,374	7,314	(20,716)	230,972

Property operating expenses
Conventional Same Store	70,206	—	(3,025)	67,181	67,695	—	(2,876)	64,819
Other Conventional	10,207	119	1	10,327	8,695	1,136	(210)	9,621
Total Conventional	80,413	119	(3,024)	77,508	76,390	1,136	(3,086)	74,440
Affordable Same Store	8,896	—	(509)	8,387	8,588	—	(529)	8,059
Other Affordable	3,226	489	(1,347)	2,368	6,132	3,733	(6,597)	3,268
Total Affordable	12,122	489	(1,856)	10,755	14,720	3,733	(7,126)	11,327
Casualties	1,593	—	(76)	1,517	—	—	(27)	(27)
Property management expenses	7,589	—	99	7,688	8,697	—	(128)	8,569
Total property operating expenses	101,717	608	(4,857)	97,468	99,807	4,869	(10,367)	94,309
Net real estate operations	150,136	928	(7,475)	143,589	144,567	2,445	(10,349)	136,663

Amortization of deferred tax credit income	7,215	—	—	7,215	7,431	—	—	7,431
Asset management revenues	—	—	191	191	—	—	819	819
Non-recurring revenues	594	—	—	594	1,483	—	—	1,483
Total tax credit and asset management revenues	7,809	—	191	8,000	8,914	—	819	9,733

Investment management expenses	(1,697)	—	—	(1,697)	(3,240)	—	—	(3,240)
Depreciation and amortization related to non-real estate assets	(2,968)	—	13	(2,955)	(3,314)	2	16	(3,296)
General and administrative expenses	(11,153)	—	42	(11,111)	(13,556)	(2)	116	(13,442)
Other (expense) income, net	(2,226)	(56)	(3)	(2,285)	957	—	896	1,853
Interest income, net	2,651	2	(45)	2,608	2,397	7	165	2,569
Interest expense	(61,821)	(375)	3,046	(59,150)	(60,322)	(1,490)	(57)	(61,869)
Gain on dispositions and other, net of non-FFO items	1,255	558	(1,068)	745	208	—	—	208
Income tax (expense) benefit	(79)	—	—	(79)	272	—	—	272
Discontinued operations, net of non-FFO items	63	—	3	66	11,926	—	(5,704)	6,222
Preferred dividends and distributions	(2,307)	—	—	(2,307)	(13,263)	—	—	(13,263)
Preferred redemption related amounts	—	—	—	—	(10,530)	—	—	(10,530)
Common noncontrolling interests in Aimco Operating Partnership	(4,053)	—	—	(4,053)	(3,280)	—	—	(3,280)
Amounts allocated to participating securities	(285)	—	—	(285)	(196)	—	—	(196)
Funds From Operations	$75,325	$1,057	$(5,296)	$71,086	$61,540	$962	$(14,098)	$48,404
Preferred stock redemption related amounts	—	—	—	—	10,530	—	—	10,530
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	(679)	—	—	(679)
Amounts allocated to participating securities	—	—	—	—	(40)	—	—	(40)
Pro forma Funds From Operations	$75,325	$1,057	$(5,296)	$71,086	$71,351	$962	$(14,098)	$58,215

	Weighted average shares - diluted			145,674	Weighted average shares - diluted			127,807
	Funds From Operations			$0.49	Funds From Operations			$0.38
	Pro forma Funds From Operations			$0.49	Pro forma Funds From Operations			$0.46

13

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012
(in thousands) (unaudited)
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$75,325	$1,057	$(5,296)	$71,086	$71,351	$962	$(14,098)	$58,215
Adjustments related to continuing operations:
Depreciation and amortization	(78,345)	(420)	3,261	(75,504)	(87,229)	(2,072)	6,775	(82,526)
Depreciation and amortization related to non-real estate assets	2,968	—	(13)	2,955	3,314	(2)	(16)	3,296
Provision for impairment losses on depreciable real estate assets	—	—	—	—	(2,482)	(2,503)	2,503	(2,482)
(Loss) gain on dispositions and other, net	(2,448)	(533)	2,691	(290)	4,276	1,373	(5,349)	300
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(42)	—	32	(10)	(7,280)	—	1,306	(5,974)
Provision for impairment losses on depreciable real estate assets, net of tax	(103)	—	832	729	(5,773)	—	1,410	(4,363)
Gain on dispositions of real estate, net of tax	2,875	—	4,643	7,518	42,738	—	(2,196)	40,542
Total adjustments	$(75,095)	$(953)	$11,446	$(64,602)	$(52,436)	$(3,204)	$4,433	$(51,207)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	3,478	—	—	3,478	3,904	—	—	3,904
Amounts allocable to participating securities	145	—	—	145	141	—	—	141
Preferred stock redemption related amounts	—	—	—	—	(10,530)	—	—	(10,530)
Equity in earnings (losses) of unconsolidated real estate partnerships	104	(104)	—	—	(2,242)	2,242	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	6,150	—	(6,150)	—	(9,665)	—	9,665	—
Net income attributable to Aimco common stockholders	$10,107	$—	$—	$10,107	$523	$—	$—	$523

14

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012
(in thousands, except per share data) (unaudited)
	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$397,938	$—	$(17,159)	$380,779	$379,311	$—	$(18,399)	$360,912
Other Conventional	41,777	959	—	42,736	35,103	3,694	(1,177)	37,620
Total Conventional	439,715	959	(17,159)	423,515	414,414	3,694	(19,576)	398,532
Affordable Same Store	45,172	—	(2,772)	42,400	44,418	—	(2,701)	41,717
Other Affordable	14,770	2,603	(5,892)	11,481	29,196	12,189	(26,928)	14,457
Total Affordable	59,942	2,603	(8,664)	53,881	73,614	12,189	(29,629)	56,174
Property management revenues, primarily from affiliates	43	(143)	1,005	905	251	(292)	1,420	1,379
Total rental and other property revenues	499,700	3,419	(24,818)	478,301	488,279	15,591	(47,785)	456,085

Property operating expenses
Conventional Same Store	140,374	—	(6,154)	134,220	134,128	—	(6,706)	127,422
Other Conventional	20,248	227	1	20,476	17,309	2,051	(412)	18,948
Total Conventional	160,622	227	(6,153)	154,696	151,437	2,051	(7,118)	146,370
Affordable Same Store	18,100	—	(1,045)	17,055	17,355	—	(1,084)	16,271
Other Affordable	6,599	1,256	(2,782)	5,073	11,909	8,154	(13,832)	6,231
Total Affordable	24,699	1,256	(3,827)	22,128	29,264	8,154	(14,916)	22,502
Casualties	2,770	(6)	(78)	2,686	25	—	59	84
Property management expenses	15,329	—	(234)	15,095	17,692	—	(98)	17,594
Total property operating expenses	203,420	1,477	(10,292)	194,605	198,418	10,205	(22,073)	186,550
Net real estate operations	296,280	1,942	(14,526)	283,696	289,861	5,386	(25,712)	269,535

Amortization of deferred tax credit income	14,431	—	—	14,431	14,685	—	—	14,685
Asset management revenues	—	—	233	233	—	—	1,915	1,915
Non-recurring revenues	630	—	—	630	2,300	—	2	2,302
Total tax credit and asset management revenues	15,061	—	233	15,294	16,985	—	1,917	18,902

Investment management expenses	(3,130)	—	—	(3,130)	(6,628)	—	—	(6,628)
Depreciation and amortization related to non-real estate assets	(5,937)	—	26	(5,911)	(6,554)	1	36	(6,517)
General and administrative expenses	(22,932)	(1)	90	(22,843)	(25,181)	(4)	280	(24,905)
Other expense, net	(4,436)	(144)	305	(4,275)	(4,772)	(15)	1,660	(3,127)
Interest income	9,072	318	80	9,470	4,854	13	79	4,946
Interest expense	(124,267)	(929)	6,225	(118,971)	(125,130)	(3,230)	5,079	(123,281)
Gain on disposition of non-depreciable assets and other	985	1,244	(1,129)	1,100	2	—	—	2
Income tax (expense) benefit	(131)	—	—	(131)	497	—	—	497
Discontinued operations, net of non-FFO items	355	—	(143)	212	19,170	—	(6,751)	12,419
Preferred dividends and distributions	(4,615)	—	—	(4,615)	(27,372)	—	—	(27,372)
Preferred redemption related amounts	—	—	—	—	(10,530)	—	—	(10,530)
Common noncontrolling interests in Aimco Operating Partnership	(8,096)	—	—	(8,096)	(6,704)	—	—	(6,704)
Amounts allocated to participating securities	(573)	—	—	(573)	(452)	—	—	(452)
Funds From Operations	$147,636	$2,430	$(8,839)	$141,227	$118,046	$2,151	$(23,412)	$96,785
Preferred stock redemption related amounts	—	—	—	—	10,530	—	—	10,530
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	(679)	—	—	(679)
Amounts allocated to participating securities	—	—	—	—	(46)	—	—	(46)
Pro forma Funds From Operations	$147,636	$2,430	$(8,839)	$141,227	$127,851	$2,151	$(23,412)	$106,590

	Weighted average shares - diluted			145,532	Weighted average shares - diluted			124,337
	Funds From Operations			$0.97	Funds From Operations			$0.78
	Pro forma Funds From Operations			$0.97	Pro forma Funds From Operations			$0.86

15

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012
(in thousands) (unaudited)
	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$147,636	$2,430	$(8,839)	$141,227	$127,851	$2,151	$(23,412)	$106,590
Adjustments related to continuing operations:
Depreciation and amortization	(158,618)	(547)	6,564	(152,601)	(173,795)	(4,333)	13,932	(164,196)
Depreciation and amortization related to non-real estate assets	5,937	—	(26)	5,911	6,554	(1)	(36)	6,517
Provision for impairment losses on depreciable assets	—	(37)	—	(37)	(8,522)	(2,523)	2,966	(8,079)
(Loss) gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	(3,683)	(1,218)	4,540	(361)	4,738	1,701	(6,126)	313
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(139)	—	80	(59)	(16,072)	—	2,999	(13,073)
Recoveries of (provision for) operating real estate impairment losses, net of tax	124	—	839	963	(6,385)	—	1,701	(4,684)
Gain on dispositions of real estate, net of tax	4,643	—	7,954	12,597	78,161	—	(9,454)	68,707
Total adjustments	$(151,736)	$(1,802)	$19,951	$(133,587)	$(115,321)	$(5,156)	$5,982	$(114,495)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	7,224	—	—	7,224	8,065	—	—	8,065
Amounts allocable to participating securities	293	—	—	293	284	—	—	284
Preferred stock redemption related amounts	—	—	—	—	(10,530)	—	—	(10,530)
Equity in earnings (losses) of unconsolidated real estate partnerships	628	(628)	—	—	(3,005)	3,005	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	11,112	—	(11,112)	—	(17,430)	—	17,430	—
Net income (loss) attributable to Aimco common stockholders	$15,157	$—	$—	$15,157	$(10,086)	$—	$—	$(10,086)

16

Supplemental Schedule 2

Portfolio Summary
As of June 30, 2013
(unaudited)
	Number of Properties	Number of Units	Effective Units	Average Ownership
Real Estate Portfolio:
Conventional Same Store	138	50,704	49,170	97%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	4	674	674	100%
Other Conventional	30	3,085	3,015	98%
Total Conventional portfolio	176	55,965	54,361	97%

Affordable Same Store	48	7,696	7,311	95%
Other Affordable	34	3,516	1,767	50%
Total Affordable portfolio	82	11,212	9,078	81%
Total Real Estate portfolio	258	67,177	63,439	94%

17

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of liabilities and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data [1]

	Proportionate Property Net Operating Income
	Conventional	Affordable	Total
Rental and other property revenues	$838,184	$107,263	$945,447
Property operating expenses	(305,411)	(43,701)	(349,112)
Property NOI	$532,773	$63,562	$596,335

Proportionate Balance Sheet Data
As of June 30, 2013
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
ASSETS
Real estate	$8,464,622	$51,186	$(361,424)	$8,154,384
Accumulated depreciation	(2,924,109)	(3,157)	(8,706)	(2,935,972)
Net real estate [2]	5,540,513	48,029	(370,130)	5,218,412
Cash and cash equivalents	46,923	435	(9,007)	38,351
Restricted cash	123,112	1,472	(5,183)	119,401
Accounts receivable, net	29,906	55	(2,934)	27,027
Notes receivable, net	217,013	—	(319)	216,694
Investment in unconsolidated real estate partnerships	17,153	(17,153)	—	—
Deferred financing costs, net	38,005	241	(2,089)	36,157
Goodwill	54,043	—	—	54,043
Other assets	404,047	(140)	(156,512)	247,395
Total assets	$6,470,715	$32,939	$(546,174)	$5,957,480
LIABILITIES AND EQUITY
Non-recourse property debt	$4,656,497	$29,079	$(220,795)	$4,464,781
Revolving credit facility borrowings	187,050	—	—	187,050
Deferred income [3]	116,238	4	—	116,242
Other liabilities	367,888	3,856	(149,288)	222,456
Total liabilities	5,327,673	32,939	(370,083)	4,990,529
Preferred noncontrolling interests in Aimco Operating Partnership	79,984	—	—	79,984
Perpetual preferred stock	68,114	—	—	68,114
Other Aimco equity	783,257	—	70,702	853,959
Noncontrolling interests in consolidated real estate partnerships	246,793	—	(246,793)	—
Common noncontrolling interests in Aimco Operating Partnership	(35,106)	—	—	(35,106)
Total liabilities and equity	$6,470,715	$32,939	$(546,174)	$5,957,480

18

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income, as well as a reconciliation of the trailing twelve month amounts in this table to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three substantially vacant redevelopment properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin. These properties are included in Aimco’s redevelopment pipeline. Refer to Supplemental Schedule 10 for further information about these redevelopment projects.

[3]
Deferred income includes $71.3 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credits and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Under existing tax credit agreements, Aimco will receive additional cash contributions of $39.3 million, which when received will be deferred and amortized into earnings in future periods. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below. Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV.

Income to be recognized in future periods:
		June 30, 2013
Deferred tax credit income balance		$71,261
Cash contributions to be received in the future		39,300
Total to be amortized		$110,561

Amortization schedule:
	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2013	13,751	(5,363)	8,388
2014	26,473	(10,324)	16,149
2015	22,500	(8,775)	13,725
2016	17,136	(6,683)	10,453
2017	13,510	(5,269)	8,241
Thereafter	17,191	(6,704)	10,487
Total	$110,561	$(43,118)	$67,443

19

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of June 30, 2013
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$4,151,775	$8,452	$(173,284)	$3,986,943	7.4	5.61%
Floating rate tax-exempt bonds	59,205	—	(45)	59,160	6.3	0.14%
Total Conventional portfolio	4,210,980	8,452	(173,329)	4,046,103	7.4	5.53%

Affordable Portfolio:
Fixed rate loans payable	253,526	20,627	(19,535)	254,618	11.5	4.52%
Floating rate loans payable	23,750	—	(10,775)	12,975	3.9	2.91%
Total property loans payable	277,276	20,627	(30,310)	267,593	10.9	4.38%

Fixed rate tax-exempt bonds	98,538	—	(17,156)	81,382	24.6	5.17%
Floating rate tax-exempt bonds	69,703	—	—	69,703	0.8	2.57%
Total property tax-exempt bond financing	168,241	—	(17,156)	151,085	14.7	4.09%
Total Affordable portfolio	445,517	20,627	(47,466)	418,678	12.3	4.27%
Total non-recourse property debt	$4,656,497	$29,079	$(220,795)	$4,464,781	7.9	5.41%

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are included in Other Assets on Aimco’s consolidated balance sheet.

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,322,943	96.8%
Floating rate tax-exempt bonds	128,863	2.9%
Floating rate loans payable	12,975	0.3%
Total	$4,464,781	100.0%

	Amortization	Maturities		Total	Maturities as a Percent of Total Debt		Average Rate on Maturing Debt
2013 Q3	$20,446	$65,816		$86,262	1.47%		5.67%
2013 Q4	20,631	5,575		26,206	0.12%		—
Total 2013	41,077	71,391		112,468	1.60%		5.23%

2014 Q1	20,991	12,594		33,585	0.28%		5.38%
2014 Q2	21,051	72,858		93,909	1.63%		2.57%
2014 Q3	21,136	53,846		74,982	1.21%		5.26%
2014 Q4	21,387	95,202		116,589	2.13%		5.55%
Total 2014	84,565	234,500		319,065	5.25%		4.55%

2015	85,554	178,921		264,475	4.01%		4.87%
2016	83,492	362,261		445,753	8.11%		5.67%
2017	77,581	443,448		521,029	9.93%		5.95%
2018	73,199	200,436		273,635	4.49%		4.59%
2019	67,204	541,939		609,143	12.14%		5.71%
2020	58,217	401,987		460,204	9.00%		6.42%
2021	37,615	763,339	[1]	800,954	17.10%	[1]	5.65%
2022	25,297	175,556		200,853	3.93%		5.16%
2023	12,491	29,566		42,057	0.66%		5.82%
Thereafter	321,075	94,070		415,145	2.11%		2.41%
Total	$967,367	$3,497,414		$4,464,781

[1]
2021 maturities include property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. Because Aimco holds these investments, the net effective maturities exposure for 2021 is $662.4 million, or 15.2% of maturities as a percentage of total debt.

20

Supplemental Schedule 4 (continued)

(page 2 of 2)
Year-to-Date Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds	Prior Rate	New Rate
New loans	$—	$66.1	$65.3	—	4.48%
Acquisition	—	12.4	—	—	4.84%
Totals	$—	$78.5	$65.3	—	4.54%

Debt Ratios

		Trailing Twelve Months [1]	Annualized Quarter [1]
Debt to EBITDA		7.8x	7.9x

Debt and Preferred Equity to EBITDA		8.0x	8.1x

EBITDA Coverage of Interest		2.5x	2.5x

EBITDA Coverage of Interest and Preferred Dividends		2.4x	2.4x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant
Debt Service Coverage Ratio		1.72x	1.50x

Fixed Charge Coverage Ratio		1.67x	1.30x

Credit Ratings

Fitch Ratings	Issuer Default Rating		BB+ (positive)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

Notes

[1] The Debt to EBITDA and Debt and Preferred Equity to EBITDA ratios are provided on a pro forma basis, taking into account the interest income associated with the first mortgage loans acquired during the second quarter 2013, which acquisition was funded from Aimco's revolving line of credit.

21

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of June 30, 2013	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.530%	37,000
Total perpetual preferred stock			4.061%	68,856

Preferred Partnership Units	2,928		8.113%	79,171
Total preferred securities			6.228%	$148,027

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Six Months Ended
	As of	June 30, 2013		June 30, 2013
	June 30, 2013	EPS	FFO/AFFO	EPS	FFO/AFFO
Class A Common Stock outstanding	145,322	145,321	145,321	145,245	145,245
Dilutive securities:
Options and restricted stock	460	353	353	287	287
Total shares and dilutive share equivalents	145,782	145,674	145,674	145,532	145,532
Common Partnership Units and equivalents	7,956
Total shares, units and dilutive share equivalents	153,738

22

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Second Quarter 2013 Compared to Second Quarter 2012
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	2Q 2013	2Q 2012	Growth	2Q 2013	2Q 2012	Growth	2Q 2013	2Q 2012	Growth	2Q 2013	2Q 2013	2Q 2012	2Q 2013	2Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$19,176	$18,319	4.7%	$5,663	$5,311	6.6%	$13,513	$13,008	3.9%	70.5%	95.4%	95.6%	$2,310	$2,203
Orange County	3	1,017	1,017	5,664	5,365	5.6%	1,693	1,654	2.4%	3,971	3,711	7.0%	70.1%	96.1%	95.8%	1,933	1,836
San Diego	5	1,948	1,948	8,352	8,118	2.9%	2,371	2,375	(0.2)%	5,981	5,743	4.1%	71.6%	95.9%	96.1%	1,491	1,446
Southern CA Total	20	6,517	5,866	33,192	31,802	4.4%	9,727	9,340	4.1%	23,465	22,462	4.5%	70.7%	95.7%	95.7%	1,972	1,888
East Bay	1	246	246	1,319	1,233	7.0%	481	422	14.0%	838	811	3.3%	63.5%	96.3%	96.1%	1,856	1,738
San Jose	1	224	224	1,222	1,166	4.8%	419	395	6.1%	803	771	4.2%	65.7%	96.3%	97.2%	1,888	1,785
San Francisco	5	774	774	4,727	4,207	12.4%	1,410	1,428	(1.3)%	3,317	2,779	19.4%	70.2%	96.6%	96.1%	2,107	1,886
Northern CA Total	7	1,244	1,244	7,268	6,606	10.0%	2,310	2,245	2.9%	4,958	4,361	13.7%	68.2%	96.5%	96.3%	2,019	1,838

Seattle	1	104	104	462	444	4.1%	207	172	20.3%	255	272	(6.3)%	55.2%	96.3%	97.9%	1,536	1,453
Pacific Total	28	7,865	7,214	40,922	38,852	5.3%	12,244	11,757	4.1%	28,678	27,095	5.8%	70.1%	95.8%	95.9%	1,974	1,873

Suburban New York - New Jersey	2	1,162	1,162	4,973	4,705	5.7%	1,725	1,568	10.0%	3,248	3,137	3.5%	65.3%	96.0%	97.1%	1,485	1,391
Washington - NoVa - MD	14	6,547	6,467	27,985	26,994	3.7%	8,673	8,360	3.7%	19,312	18,634	3.6%	69.0%	95.7%	96.4%	1,507	1,444
Boston	11	4,129	4,129	16,246	15,660	3.7%	6,191	5,881	5.3%	10,055	9,779	2.8%	61.9%	95.9%	95.7%	1,368	1,321
Philadelphia	5	2,579	2,500	11,006	10,580	4.0%	3,770	3,849	(2.1)%	7,236	6,731	7.5%	65.7%	94.4%	94.4%	1,554	1,494
Northeast Total	32	14,417	14,258	60,210	57,939	3.9%	20,359	19,658	3.6%	39,851	38,281	4.1%	66.2%	95.6%	95.9%	1,473	1,413

Miami	5	2,471	2,460	14,362	13,181	9.0%	4,711	4,369	7.8%	9,651	8,812	9.5%	67.2%	97.3%	96.3%	2,001	1,855
Orlando	6	1,715	1,715	4,514	4,246	6.3%	1,917	1,784	7.5%	2,597	2,462	5.5%	57.5%	95.9%	94.3%	915	875
Palm Beach - Fort Lauderdale	1	404	404	1,178	1,127	4.5%	536	523	2.5%	642	604	6.3%	54.5%	96.0%	96.5%	1,012	964
Jacksonville	4	1,643	1,643	4,401	4,314	2.0%	1,931	1,895	1.9%	2,470	2,419	2.1%	56.1%	95.1%	95.0%	939	921
Florida Total	16	6,233	6,222	24,455	22,868	6.9%	9,095	8,571	6.1%	15,360	14,297	7.4%	62.8%	96.2%	95.4%	1,362	1,284

Houston	5	2,237	2,168	5,446	4,978	9.4%	2,250	2,288	(1.7)%	3,196	2,690	18.8%	58.7%	95.2%	93.3%	879	820
Denver	8	2,177	2,104	7,028	6,546	7.4%	2,108	2,099	0.4%	4,920	4,447	10.6%	70.0%	95.3%	95.6%	1,169	1,085
Phoenix	5	1,318	1,018	2,517	2,413	4.3%	917	901	1.8%	1,600	1,512	5.8%	63.6%	94.8%	95.5%	869	827
Atlanta	5	1,295	1,281	4,068	3,918	3.8%	1,520	1,401	8.5%	2,548	2,517	1.2%	62.6%	94.6%	95.5%	1,118	1,067
Sunbelt Total	39	13,260	12,793	43,514	40,723	6.9%	15,890	15,260	4.1%	27,624	25,463	8.5%	63.5%	95.6%	95.1%	1,186	1,116

Chicago	11	3,407	3,343	14,224	13,492	5.4%	5,503	4,897	12.4%	8,721	8,595	1.5%	61.3%	96.6%	95.5%	1,468	1,414

Total Target Markets	110	38,949	37,608	158,870	151,006	5.2%	53,996	51,572	4.7%	104,874	99,434	5.5%	66.0%	95.7%	95.6%	1,471	1,401

Other
Baltimore	5	1,180	1,066	3,940	3,717	6.0%	1,441	1,394	3.4%	2,499	2,323	7.6%	63.4%	94.1%	93.1%	1,310	1,248
Nashville	4	1,114	1,114	3,543	3,290	7.7%	1,392	1,324	5.1%	2,151	1,966	9.4%	60.7%	96.1%	96.6%	1,103	1,019
Norfolk - Richmond	6	1,643	1,564	4,977	4,854	2.5%	1,679	1,584	6.0%	3,298	3,270	0.9%	66.3%	95.2%	94.3%	1,113	1,096
Other Markets	13	7,818	7,818	20,702	19,815	4.5%	8,890	8,431	5.4%	11,812	11,384	3.8%	57.1%	94.8%	95.2%	931	888

Total Other	28	11,755	11,562	33,162	31,676	4.7%	13,402	12,733	5.3%	19,760	18,943	4.3%	59.6%	94.9%	95.0%	1,007	961

Grand Total	138	50,704	49,170	$192,032	$182,682	5.1%	$67,398	$64,305	4.8%	$124,634	$118,377	5.3%	64.9%	95.5%	95.4%	$1,363	$1,298

23

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Second Quarter 2013 Compared to First Quarter 2013
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	2Q 2013	1Q 2013	Growth	2Q 2013	1Q 2013	Growth	2Q 2013	1Q 2013	Growth	2Q 2013	2Q 2013	1Q 2013	2Q 2013	1Q 2013
Target Markets
Los Angeles	12	3,552	2,901	$19,176	$18,912	1.4%	$5,663	$5,983	(5.3)%	$13,513	$12,929	4.5%	70.5%	95.4%	95.7%	$2,310	$2,270
Orange County	3	1,017	1,017	5,664	5,569	1.7%	1,693	1,699	(0.4)%	3,971	3,870	2.6%	70.1%	96.1%	95.3%	1,933	1,916
San Diego	5	1,948	1,948	8,352	8,150	2.5%	2,371	2,252	5.3%	5,981	5,898	1.4%	71.6%	95.9%	95.2%	1,491	1,465
Southern CA Total	20	6,517	5,866	33,192	32,631	1.7%	9,727	9,934	(2.1)%	23,465	22,697	3.4%	70.7%	95.7%	95.5%	1,972	1,942
East Bay	1	246	246	1,319	1,306	1.0%	481	458	5.0%	838	848	(1.2)%	63.5%	96.3%	96.6%	1,856	1,833
San Jose	1	224	224	1,222	1,208	1.2%	419	422	(0.7)%	803	786	2.2%	65.7%	96.3%	96.0%	1,888	1,873
San Francisco	5	774	774	4,727	4,578	3.3%	1,410	1,427	(1.2)%	3,317	3,151	5.3%	70.2%	96.6%	96.4%	2,107	2,044
Northern CA Total	7	1,244	1,244	7,268	7,092	2.5%	2,310	2,307	0.1%	4,958	4,785	3.6%	68.2%	96.5%	96.4%	2,019	1,972

Seattle	1	104	104	462	475	(2.7)%	207	216	(4.2)%	255	259	(1.5)%	55.2%	96.3%	95.4%	1,536	1,598
Pacific Total	28	7,865	7,214	40,922	40,198	1.8%	12,244	12,457	(1.7)%	28,678	27,741	3.4%	70.1%	95.8%	95.6%	1,974	1,942

Suburban New York - New Jersey	2	1,162	1,162	4,973	4,752	4.7%	1,725	1,812	(4.8)%	3,248	2,940	10.5%	65.3%	96.0%	94.8%	1,485	1,437
Washington - NoVa - MD	14	6,547	6,467	27,985	27,928	0.2%	8,673	8,621	0.6%	19,312	19,307	0.0%	69.0%	95.7%	95.8%	1,507	1,502
Boston	11	4,129	4,129	16,246	16,048	1.2%	6,191	6,365	(2.7)%	10,055	9,683	3.8%	61.9%	95.9%	96.0%	1,368	1,350
Philadelphia	5	2,579	2,500	11,006	11,038	(0.3)%	3,770	3,979	(5.3)%	7,236	7,059	2.5%	65.7%	94.4%	95.1%	1,554	1,547
Northeast Total	32	14,417	14,258	60,210	59,766	0.7%	20,359	20,777	(2.0)%	39,851	38,989	2.2%	66.2%	95.6%	95.7%	1,473	1,460

Miami	5	2,471	2,460	14,362	13,908	3.3%	4,711	4,745	(0.7)%	9,651	9,163	5.3%	67.2%	97.3%	96.7%	2,001	1,949
Orlando	6	1,715	1,715	4,514	4,417	2.2%	1,917	1,886	1.6%	2,597	2,531	2.6%	57.5%	95.9%	96.1%	915	894
Palm Beach - Fort Lauderdale	1	404	404	1,178	1,142	3.2%	536	534	0.4%	642	608	5.6%	54.5%	96.0%	94.2%	1,012	1,001
Jacksonville	4	1,643	1,643	4,401	4,382	0.4%	1,931	1,943	(0.6)%	2,470	2,439	1.3%	56.1%	95.1%	95.0%	939	935
Florida Total	16	6,233	6,222	24,455	23,849	2.5%	9,095	9,108	(0.1)%	15,360	14,741	4.2%	62.8%	96.2%	95.9%	1,362	1,332

Houston	5	2,237	2,168	5,446	5,292	2.9%	2,250	2,365	(4.9)%	3,196	2,927	9.2%	58.7%	95.2%	95.2%	879	855
Denver	8	2,177	2,104	7,028	6,953	1.1%	2,108	2,116	(0.4)%	4,920	4,837	1.7%	70.0%	95.3%	96.2%	1,169	1,145
Phoenix	5	1,318	1,018	2,517	2,480	1.5%	917	926	(1.0)%	1,600	1,554	3.0%	63.6%	94.8%	94.0%	869	863
Atlanta	5	1,295	1,281	4,068	4,078	(0.2)%	1,520	1,521	(0.1)%	2,548	2,557	(0.4)%	62.6%	94.6%	95.1%	1,118	1,115
Sunbelt Total	39	13,260	12,793	43,514	42,652	2.0%	15,890	16,036	(0.9)%	27,624	26,616	3.8%	63.5%	95.6%	95.6%	1,186	1,163

Chicago	11	3,407	3,343	14,224	13,925	2.1%	5,503	4,911	12.1%	8,721	9,014	(3.3)%	61.3%	96.6%	96.1%	1,468	1,450

Total Target Markets	110	38,949	37,608	158,870	156,541	1.5%	53,996	54,181	(0.3)%	104,874	102,360	2.5%	66.0%	95.7%	95.7%	1,471	1,451

Other
Baltimore	5	1,180	1,066	3,940	3,993	(1.3)%	1,441	1,463	(1.5)%	2,499	2,530	(1.2)%	63.4%	94.1%	94.7%	1,310	1,318
Nashville	4	1,114	1,114	3,543	3,408	4.0%	1,392	1,356	2.7%	2,151	2,052	4.8%	60.7%	96.1%	94.5%	1,103	1,079
Norfolk - Richmond	6	1,643	1,564	4,977	4,956	0.4%	1,679	1,512	11.0%	3,298	3,444	(4.2)%	66.3%	95.2%	94.4%	1,113	1,119
Other Markets	13	7,818	7,818	20,702	20,124	2.9%	8,890	8,772	1.3%	11,812	11,352	4.1%	57.1%	94.8%	94.7%	931	906

Total Other	28	11,755	11,562	33,162	32,481	2.1%	13,402	13,103	2.3%	19,760	19,378	2.0%	59.6%	94.9%	94.7%	1,007	989

Grand Total	138	50,704	49,170	$192,032	$189,022	1.6%	$67,398	$67,284	0.2%	$124,634	$121,738	2.4%	64.9%	95.5%	95.4%	$1,363	$1,343

24

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	YTD 2Q 2013	YTD 2Q 2012	Growth	YTD 2Q 2013	YTD 2Q 2012	Growth	YTD 2Q 2013	YTD 2Q 2012	Growth	YTD 2Q 2013	YTD 2Q 2013	YTD 2Q 2012	YTD 2Q 2013	YTD 2Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$38,088	$36,379	4.7%	$11,646	$10,434	11.6%	$26,442	$25,945	1.9%	69.4%	95.6%	95.8%	$2,290	$2,183
Orange County	3	1,017	1,017	11,233	10,709	4.9%	3,391	3,175	6.8%	7,842	7,534	4.1%	69.8%	95.7%	96.1%	1,924	1,827
San Diego	5	1,948	1,948	16,502	16,051	2.8%	4,623	4,611	0.3%	11,879	11,440	3.8%	72.0%	95.6%	95.4%	1,478	1,440
Southern CA Total	20	6,517	5,866	65,823	63,139	4.3%	19,660	18,220	7.9%	46,163	44,919	2.8%	70.1%	95.6%	95.7%	1,957	1,875
East Bay	1	246	246	2,626	2,452	7.1%	940	893	5.3%	1,686	1,559	8.1%	64.2%	96.4%	96.3%	1,845	1,724
San Jose	1	224	224	2,430	2,302	5.6%	840	827	1.6%	1,590	1,475	7.8%	65.4%	96.1%	97.2%	1,881	1,762
San Francisco	5	774	774	9,305	8,372	11.1%	2,837	2,831	0.2%	6,468	5,541	16.7%	69.5%	96.5%	96.5%	2,076	1,868
Northern CA Total	7	1,244	1,244	14,361	13,126	9.4%	4,617	4,551	1.5%	9,744	8,575	13.6%	67.9%	96.4%	96.6%	1,995	1,821

Seattle	1	104	104	937	880	6.5%	423	347	21.9%	514	533	(3.6)%	54.9%	95.8%	97.8%	1,567	1,443
Pacific Total	28	7,865	7,214	81,121	77,145	5.2%	24,700	23,118	6.8%	56,421	54,027	4.4%	69.6%	95.7%	95.9%	1,958	1,859

Suburban New York - New Jersey	2	1,162	1,162	9,725	9,404	3.4%	3,538	3,093	14.4%	6,187	6,311	(2.0)%	63.6%	95.4%	97.1%	1,461	1,389
Washington - NoVa - MD	14	6,547	6,467	55,913	53,837	3.9%	17,294	16,504	4.8%	38,619	37,333	3.4%	69.1%	95.8%	96.5%	1,505	1,438
Boston	11	4,129	4,129	32,294	30,804	4.8%	12,557	11,975	4.9%	19,737	18,829	4.8%	61.1%	95.9%	95.6%	1,359	1,300
Philadelphia	5	2,579	2,500	22,044	21,201	4.0%	7,749	7,924	(2.2)%	14,295	13,277	7.7%	64.8%	94.8%	94.9%	1,550	1,490
Northeast Total	32	14,417	14,258	119,976	115,246	4.1%	41,138	39,496	4.2%	78,838	75,750	4.1%	65.7%	95.6%	96.0%	1,467	1,403

Miami	5	2,471	2,460	28,270	26,194	7.9%	9,456	8,630	9.6%	18,814	17,564	7.1%	66.6%	97.0%	96.9%	1,975	1,831
Orlando	6	1,715	1,715	8,931	8,453	5.7%	3,804	3,511	8.3%	5,127	4,942	3.7%	57.4%	96.0%	94.7%	904	867
Palm Beach - Fort Lauderdale	1	404	404	2,319	2,215	4.7%	1,070	1,061	0.8%	1,249	1,154	8.2%	53.9%	95.1%	96.2%	1,006	950
Jacksonville	4	1,643	1,643	8,783	8,597	2.2%	3,875	3,782	2.5%	4,908	4,815	1.9%	55.9%	95.1%	95.4%	937	915
Florida Total	16	6,233	6,222	48,303	45,459	6.3%	18,205	16,984	7.2%	30,098	28,475	5.7%	62.3%	96.1%	95.9%	1,347	1,270

Houston	5	2,237	2,168	10,737	9,919	8.2%	4,614	4,518	2.1%	6,123	5,401	13.4%	57.0%	95.2%	93.5%	867	815
Denver	8	2,177	2,104	13,981	13,107	6.7%	4,223	4,148	1.8%	9,758	8,959	8.9%	69.8%	95.7%	96.4%	1,157	1,077
Phoenix	5	1,318	1,018	4,997	4,797	4.2%	1,843	1,735	6.2%	3,154	3,062	3.0%	63.1%	94.4%	95.9%	866	819
Atlanta	5	1,295	1,281	8,146	7,799	4.4%	3,041	2,868	6.0%	5,105	4,931	3.5%	62.7%	94.9%	96.5%	1,117	1,051
Sunbelt Total	39	13,260	12,793	86,164	81,081	6.3%	31,926	30,253	5.5%	54,238	50,828	6.7%	62.9%	95.6%	95.6%	1,174	1,105

Chicago	11	3,407	3,343	28,148	26,588	5.9%	10,414	9,849	5.7%	17,734	16,739	5.9%	63.0%	96.4%	95.6%	1,456	1,392

Total Target Markets	110	38,949	37,608	315,409	300,060	5.1%	108,178	102,716	5.3%	207,231	197,344	5.0%	65.7%	95.7%	95.8%	1,461	1,388

Other
Baltimore	5	1,180	1,066	7,933	7,509	5.6%	2,905	2,816	3.2%	5,028	4,693	7.1%	63.4%	94.4%	94.4%	1,314	1,244
Nashville	4	1,114	1,114	6,951	6,582	5.6%	2,749	2,614	5.2%	4,202	3,968	5.9%	60.5%	95.3%	96.7%	1,091	1,019
Norfolk - Richmond	6	1,643	1,564	9,933	9,712	2.3%	3,190	3,017	5.7%	6,743	6,695	0.7%	67.9%	94.8%	94.6%	1,116	1,093
Other Markets	13	7,818	7,818	40,827	39,394	3.6%	17,662	17,127	3.1%	23,165	22,267	4.0%	56.7%	94.8%	95.6%	919	879

Total Other	28	11,755	11,562	65,644	63,197	3.9%	26,506	25,574	3.6%	39,138	37,623	4.0%	59.6%	94.8%	95.4%	998	955

Grand Total	138	50,704	49,170	$381,053	$363,257	4.9%	$134,684	$128,290	5.0%	$246,369	$234,967	4.9%	64.7%	95.5%	95.7%	$1,353	$1,287

25

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
(in thousands) (unaudited)

Second Quarter 2013 Compared to Second Quarter 2012

	2Q 2013	% of Total	2Q 2012	$ Change	% Change
Real estate taxes	$18,134	26.9%	$17,035	$1,099	6.5%
Onsite payroll	12,653	18.8%	12,417	236	1.9%
Utilities	11,286	16.7%	10,597	689	6.5%
Repairs and maintenance	11,066	16.4%	10,774	292	2.7%
Software, technology and other	5,104	7.6%	4,404	700	15.9%
Insurance	3,932	5.8%	3,825	107	2.8%
Marketing	2,481	3.7%	2,298	183	8.0%
Expensed turnover costs	2,742	4.1%	2,955	(213)	(7.2)%
Total	$67,398	100.0%	$64,305	$3,093	4.8%

Second Quarter 2013 Compared to First Quarter 2013

	2Q 2013	% of Total	1Q 2013	$ Change	% Change
Real estate taxes	$18,134	26.9%	$18,128	$6	—%
Onsite payroll	12,653	18.8%	12,918	(265)	(2.1)%
Utilities	11,286	16.7%	12,180	(894)	(7.3)%
Repairs and maintenance	11,066	16.4%	10,234	832	8.1%
Software, technology and other	5,104	7.6%	4,590	514	11.2%
Insurance	3,932	5.8%	4,452	(520)	(11.7)%
Marketing	2,481	3.7%	2,712	(231)	(8.5)%
Expensed turnover costs	2,742	4.1%	2,070	672	32.5%
Total	$67,398	100.0%	$67,284	$114	0.2%

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

	YTD 2Q 2013	% of Total	YTD 2Q 2012	$ Change	% Change
Real estate taxes	$36,262	26.9%	$33,406	$2,856	8.5%
Onsite payroll	25,571	19.0%	25,715	(144)	(0.6)%
Utilities	23,466	17.4%	23,151	315	1.4%
Repairs and maintenance	21,300	15.8%	20,915	385	1.8%
Software, technology and other	9,694	7.2%	8,526	1,168	13.7%
Insurance	8,384	6.2%	6,600	1,784	27.0%
Marketing	5,193	3.9%	4,864	329	6.8%
Expensed turnover costs	4,814	3.6%	5,113	(299)	(5.8)%
Total	$134,684	100.0%	$128,290	$6,394	5.0%

26

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Second Quarter 2013 Compared to Second Quarter 2012
(unaudited)

	Quarter Ended June 30, 2013					Quarter Ended June 30, 2012
	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit
Target Markets
Los Angeles	13	4,248	3,597	9.9%	$2,310	14	4,645	3,993	10.5%	$2,089
Orange County	4	1,213	1,213	3.2%	1,793	4	1,213	1,143	3.0%	1,756
San Diego	12	2,430	2,360	5.3%	1,483	10	2,286	2,146	4.7%	1,412
Southern CA Total	29	7,891	7,170	18.4%	1,916	28	8,144	7,282	18.2%	1,814
East Bay	2	413	413	0.9%	1,559	2	413	353	0.8%	1,552
San Jose	1	224	224	0.6%	1,888	1	224	224	0.6%	1,785
San Francisco	7	1,208	1,208	2.3%	2,107	7	1,208	1,208	2.1%	1,886
Northern CA Total	10	1,845	1,845	3.8%	1,911	10	1,845	1,785	3.5%	1,782

Seattle	2	239	239	0.3%	1,695	2	239	239	0.6%	1,655
Pacific Total	41	9,975	9,254	22.5%	1,909	40	10,228	9,306	22.3%	1,804

Manhattan	21	959	959	3.4%	2,933	23	999	999	2.9%	2,626
Suburban New York - New Jersey	2	1,162	1,162	2.4%	1,448	2	1,162	1,162	2.3%	1,391
New York Total	23	2,121	2,121	5.8%	2,109	25	2,161	2,161	5.2%	1,914
Washington - NoVA - MD	14	6,547	6,467	14.2%	1,507	16	7,851	6,917	14.3%	1,443
Boston	11	4,129	4,129	7.4%	1,367	11	4,129	4,129	7.3%	1,321
Philadelphia	7	3,888	3,809	7.6%	1,539	7	3,888	3,809	7.2%	1,480
Northeast Total	55	16,685	16,526	35.0%	1,556	59	18,029	17,016	34.0%	1,479

Miami	5	2,494	2,483	7.1%	2,001	5	2,482	2,471	6.6%	1,855
Palm Beach - Fort Lauderdale	2	776	776	1.0%	1,065	3	1,076	1,076	1.1%	969
Orlando	6	1,715	1,715	1.9%	915	7	2,315	2,315	2.3%	880
Jacksonville	4	1,643	1,643	1.8%	939	4	1,643	1,643	1.8%	921
Florida Total	17	6,628	6,617	11.8%	1,348	19	7,516	7,505	11.8%	1,235

Houston	5	2,237	2,168	2.4%	879	5	2,237	2,168	2.0%	820
Denver	8	2,177	2,104	3.6%	1,169	8	2,177	2,104	3.3%	1,085
Phoenix	6	1,806	1,506	1.9%	957	9	2,286	1,986	2.1%	848
Atlanta	5	1,295	1,281	1.7%	1,118	5	1,295	1,125	1.6%	1,065
Sunbelt Total	41	14,143	13,676	21.4%	1,184	46	15,511	14,888	20.8%	1,087

Chicago	11	3,407	3,343	6.4%	1,468	13	3,993	3,929	7.2%	1,364

Total Target Markets	148	44,210	42,799	85.3%	1,495	158	47,761	45,139	84.3%	1,398

Other
Baltimore	5	1,180	1,066	1.8%	1,310	5	1,180	1,066	1.7%	1,248
Michigan	3	3,306	3,306	3.1%	790	3	3,306	3,306	2.9%	737
Nashville	4	1,114	1,114	1.6%	1,099	4	1,114	1,114	1.5%	1,019
Non-Target Florida	3	702	702	0.9%	902	4	906	906	1.0%	830
Norfolk - Richmond	6	1,643	1,564	2.4%	1,113	6	1,643	1,564	2.4%	1,096
Providence RI	2	708	708	1.1%	1,260	2	708	708	1.1%	1,219
Other Markets	5	3,102	3,102	3.8%	1,015	10	4,695	4,548	5.1%	948

Total Other	28	11,755	11,562	14.7%	1,007	34	13,552	13,212	15.7%	949

Grand Total	176	55,965	54,361	100.0%	$1,389	192	61,313	58,351	100.0%	$1,293

27

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
First Quarter 2013 Market Information
(unaudited)

Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A," "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value. Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents less than 90% of local market average.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 1Q 2013 data, the most recent period for which third-party data is available.

	Quarter Ended March 31, 2013
	Properties	Units	Effective Units	% Aimco NOI	Average Rent per Unit [1]	Market Rent [2]	Percentage of Market Rent Average	2013 - 2015 Projected Revenue Growth [3]
Target Markets
Los Angeles	13	4,248	3,597	9.8%	$2,116	$1,427	148.3%	3.5%
Orange County	4	1,213	1,213	3.3%	1,641	1,561	105.1%	3.8%
San Diego	11	2,370	2,300	5.1%	1,304	1,381	94.4%	3.4%
Southern CA Total	28	7,831	7,110	18.2%	1,740	1,434	121.4%	3.5%
East Bay	2	413	413	0.9%	1,394	1,379	101.1%	4.0%
San Jose	1	224	224	0.6%	1,715	1,619	105.9%	5.0%
San Francisco	7	1,208	1,208	2.3%	1,843	1,978	93.2%	4.0%
Northern CA Total	10	1,845	1,845	3.8%	1,690	1,800	93.9%	4.6%

Seattle	2	239	239	0.3%	1,484	1,078	137.7%	4.0%
Pacific Total	40	9,915	9,194	22.3%	1,725	1,493	115.5%	3.7%

Manhattan	21	959	959	3.2%	2,759	2,989	92.3%	3.9%
Suburban New York - New Jersey	2	1,162	1,162	2.2%	1,310	1,537	85.2%	3.9%
New York Total	23	2,121	2,121	5.4%	1,960	2,194	89.4%	3.9%
Washington - NoVA - MD	14	6,547	6,464	14.6%	1,359	1,490	91.2%	3.3%
Boston	11	4,129	4,129	7.3%	1,258	1,755	71.7%	3.7%
Philadelphia	7	3,888	3,809	7.6%	1,333	1,064	125.3%	2.6%
Northeast Total	55	16,685	16,523	34.9%	1,404	1,546	90.8%	3.3%

Miami	5	2,486	2,475	7.0%	1,708	1,080	158.2%	2.6%
Palm Beach - Fort Lauderdale	2	776	776	0.9%	915	1,102	83.0%	3.2%
Orlando	6	1,715	1,715	1.9%	781	855	91.4%	3.4%
Jacksonville	4	1,643	1,643	1.8%	812	791	102.7%	2.6%
Florida Total	17	6,620	6,609	11.6%	1,154	953	121.1%	2.8%

Houston	5	2,237	2,168	2.2%	742	793	93.5%	3.2%
Denver	8	2,177	2,104	3.7%	990	876	113.1%	3.8%
Phoenix	6	1,806	1,506	1.9%	840	720	116.6%	3.4%
Atlanta	5	1,295	1,125	1.7%	977	793	123.2%	3.6%
Sunbelt Total	41	14,135	13,512	21.1%	1,014	871	116.4%	3.1%

Chicago	11	3,394	3,330	6.8%	1,278	1,052	121.5%	3.6%

Total Target Markets	147	44,129	42,559	85.1%	1,329	1,280	103.8%	3.4%

Other
Baltimore	5	1,180	1,066	1.9%	1,171	1,050	111.5%	3.2%
Michigan	3	3,306	3,306	2.9%	648	809	80.1%	3.1%
Nashville	4	1,114	1,114	1.6%	928	766	121.2%	3.0%
Non-Target Florida	3	702	702	0.9%	755	1,030	73.3%	2.8%
Norfolk - Richmond	6	1,643	1,564	2.6%	969	872	111.1%	2.9%
Providence RI	2	708	708	1.1%	1,113	1,213	91.8%	2.9%
Other Markets	5	3,102	3,102	3.9%	860	738	116.6%	3.0%

Total Other	28	11,755	11,562	14.9%	858	857	100.2%	3.0%

Grand Total	175	55,884	54,121	100.0%	$1,226	$1,191	103.0%	3.3%

[1] Represents rents after concessions and vacancy loss, divided by Effective Units. Does not include other rental income.
[2] 1Q 2013 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and AxioMetrics, third-party providers of commercial real estate information and analyses.

28

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue per unit) (unaudited)

Second Quarter 2013 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional	—	—	—	$—	—	$—	$—	$—	$—	$—
Affordable	2	164	24%	6.5	9.4%	2.6	3.0	1.6	1.8	716
Total Dispositions	2	164	24%	$6.5	9.4%	$2.6	$3.0	$1.6	$1.8	$716

Year-to-Date 2013 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional	—	—	—	$—	—	$—	$—	$—	$—	$—
Affordable	5	230	46%	14.5	5.6%	8.7	3.3	9.6	2.1	874
Total Dispositions	5	230	46%	$14.5	5.6%	$8.7	$3.3	$9.6	$2.1	$874

Year-to-Date 2013 Acquisitions

Limited Partner Transactions
Year-to-date, Aimco has acquired for a total cost of $10.7 million the noncontrolling limited partnership interest in one consolidated real estate partnership that owns two properties with average monthly revenue per effective unit of $1,140 and in which Aimco affiliates serve as general partner. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $21.0 million.

Property Transactions
			Assumed Non-recourse Property Debt
Location	Units	Purchase Price	Principal	Interest Rate	Years to Maturity		Average Revenue Per Unit (Stabilized)		Percentage of Market Rent Average
La Jolla	60	$29.0	$12.4	4.84%	8.5		$2,400		164%

Notes

[1] NOI Cap Rate is calculated based on Aimco's share of the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.

29

Supplemental Schedule 9

Capital Additions
(in thousands, except per unit data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), which includes Standard CR and CR related to multi-phase projects, Property Upgrades, Capital Improvements (“CI”), Redevelopment or Casualty. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:

    - properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; or
- properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$5,717	$1,069	$6,786	$9,522	$1,955	$11,477
Turnover capital additions	3,165	346	3,511	5,980	685	6,665
Capitalized site payroll and indirect costs	1,241	66	1,307	2,377	127	2,504
Standard Capital Replacements	10,123	1,481	11,604	17,879	2,767	20,646
Capital Replacements related to multi-phase projects	5,884	—	5,884	11,558	—	11,558
Property Upgrades	8,264	—	8,264	14,333	—	14,333
Capital Improvements	15,444	541	15,985	28,455	788	29,243
Redevelopment Additions	41,923	—	41,923	72,575	—	72,575
Casualty	2,634	861	3,495	3,987	1,308	5,295
Total Capital Additions [1]	$84,272	$2,883	$87,155	$148,787	$4,863	$153,650

Total units	55,823	9,936	65,759	55,823	9,936	65,759
Standard Capital Replacements per unit	$181	$149	$176	$320	$278	$314

[1] For the three and six months ended June 30, 2013, total capital additions includes $4.8 million and $9.1 million, respectively, of interest costs.

30

Supplemental Schedule 10

Summary of Redevelopment Activity
Six Months Ended June 30, 2013
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Units	Estimated Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized Operations	Pre- Redevel-opment [2]	Post Redevel- opment [3]	Change in Market Rents Since Start [4]	Occupancy [5]
Under Redevelopment
Elm Creek, Elmhurst, IL [6]	28	$11.5	$9.1	2Q 2012	1Q 2013	4Q 2013	1Q 2014	n/a	$2,946	3.2%	28.6%
Lincoln Place, Venice, CA [7]	795	328.0	234.1	Multiple	Multiple	4Q 2014	1Q 2015	n/a	$2,470	2.4%	9.9%
Pacific Bay Vistas, San Bruno, CA [8]	308	121.1	89.5	4Q 2011	3Q 2013	2Q 2014	3Q 2014	n/a	$2,200	12.3%	Vacant
The Palazzo at Park La Brea, Los Angeles, CA [9]	521	15.7	8.3	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	8.9%	92.6%
The Preserve at Marin, Corte Madera, CA	126	85.0	67.1	4Q 2012	4Q 2013	3Q 2014	4Q 2014	n/a	$3,880	9.9%	Vacant
Total	1,778	$561.3	$408.1

Completed Year-to-Date
Flamingo South Beach, Miami, FL	1,127	4.6	4.6	3Q 2011	n/a - exterior only	2Q 2013	2Q 2013	$1,770	$1,800	7.0%	n/a - exterior only

Grand Total	2,905	$565.9	$412.7

	Actual 2013 Investment
	First Quarter	Second Quarter	Year-to-Date
Under Redevelopment	27.7	39.0	66.7
Other Redevelopment [10]	2.7	2.1	4.8
Subtotal	$30.4	$41.1	$71.5

Completed Year-to-Date	0.3	0.8	1.1
Total	$30.7	$41.9	$72.6

[1] Lincoln Place and Pacific Bay Vistas amounts are net of 4Q 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding construction start.
[3] Average rents for the quarter when stabilized operations have been achieved. Excludes anticipated changes in market rents.
[4] Represents change in submarket rents from the inception of the project to the first quarter 2013, based on the average of REIS and AxioMetrics.
[5] Represents quarter-end physical occupancy, except as it relates to previously stabilized properties, in which case average daily occupancy is reported. As of June 30, 2013, the Palazzo at Park La Brea is the only such property.
[6] Aimco's Elm Creek project involves the construction of 28 townhomes built on a previously vacant land parcel contiguous to the Elm Creek community.
[7] An earlier phase of the Lincoln Place redevelopment began in 4Q 2011, and 50 units were re-leased to returning residents in 2Q 2012. Over the next two years, Aimco will redevelop the remaining buildings, construct 13 new buildings with 99 units, a 5,000 square foot leasing center and a 6,100 square foot fitness center and pool area.
Initial occupancy of the remaining existing units occurred in 2Q 2013, and Aimco expects that the first newly constructed units will begin to be occupied in 1Q 2014.
[8] Since the inception of the Pacific Bay Vistas redevelopment, estimated total project costs have increased approximately $27.0 million. The increase in anticipated costs is due to changes in scope to prevent moisture intrusion. The changes have delayed delivery of the property's residential buildings. The property's leasing center and community center were completed during 3Q 2012.
[9] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[10] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above.

31

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2012.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as "Aimco's Share" of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR is deducted in the calculation of AFFO. Aimco distinguishes CR between those relating to multi-phase capital projects and all other CR, which is referred to as Standard CR.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.
PROPERTY UPGRADES: Property Upgrades may include kitchen and bath remodeling; energy conservation projects; and investments in longer-lived materials designed to reduce turnover costs, such as simulated wood flooring and granite countertops. Property Upgrades differ from Redevelopment Additions in that they are generally lesser in scope and do not significantly disrupt operations.
REDEVELOPMENT ADDITIONS: Redevelopment represents capital additions intended to enhance the value of property through the ability to generate higher average rental rates. Redevelopment additions may include costs related to entitlement, which enhance the value of a property through increased density, and costs related to renovation of exteriors, common areas or units.

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Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Capital Additions per Schedule 9	$87,155	$153,650
Capital additions related to:
Unconsolidated real estate partnerships	(5)	(5)
Consolidated sold and held for sale properties	—	19
Consolidated properties Aimco does not manage and properties that are not multi-family, such as commercial properties or fitness facilities	155	206
Consolidated capital additions	$87,305	$153,870

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality conventional properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the United States, as measured by apartment value.
DEBT RATIO DEFINITIONS
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) Proportionate EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) Proportionate EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization, reduced by certain capital expenditure reserves (which we refer to as "Compliance EBITDA"), to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.

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EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Proportionate EBITDA to (b) Adjusted Interest Expense. Aimco's management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Proportionate EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) Compliance EBITDA to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPORTIONATE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (PROPORTIONATE EBITDA): Proportionate EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EFFECTIVE UNITS: The number of actual property units multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Units may be used to analyze Aimco's proportionate financial measures on a per-unit basis.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

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	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data) (unaudited)	2013	2012	2013	2012
Net income (loss) attributable to Aimco common stockholders	$10,107	$523	$15,157	$(10,086)
Adjustments:
Depreciation and amortization	78,345	87,229	158,618	173,795
Depreciation and amortization related to non-real estate assets	(2,968)	(3,314)	(5,937)	(6,554)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(2,828)	(4,685)	(5,991)	(9,562)
Loss (gain) on dispositions and other, net of noncontrolling partners' interest	290	(300)	361	(313)
Impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	—	2,482	37	8,079
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(7,518)	(40,542)	(12,597)	(68,707)
(Recovery of) provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	(729)	4,363	(963)	4,684
Depreciation of rental property, net of noncontrolling partners' interest	10	5,974	59	13,073
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(3,478)	(3,225)	(7,224)	(7,386)
Amounts allocable to participating securities	(145)	(101)	(293)	(238)
FFO Attributable to Aimco Common Stockholders - Diluted	$71,086	$48,404	$141,227	$96,785
Preferred equity redemption related amounts	—	10,530	—	10,530
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	—	(679)	—	(679)
Amounts allocable to participating securities	—	(40)	—	(46)
Pro forma Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$71,086	$58,215	$141,227	$106,590
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(17,760)	(15,084)	(32,947)	(28,380)
Amounts allocable to participating securities	71	57	134	131
AFFO Attributable to Aimco Common Stockholders - Diluted	$53,397	$43,188	$108,414	$78,341

Weighted average shares - diluted	145,674	127,807	145,532	124,337
FFO per share (diluted)	$0.49	$0.38	$0.97	$0.78
Pro forma FFO per share (diluted)	$0.49	$0.46	$0.97	$0.86
AFFO per share (diluted)	$0.37	$0.34	$0.74	$0.63

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10% and/or they are not subject to tax credit agreements.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, non-multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties, and properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2012, often due to a casualty event.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).

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PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of GAAP to Supplemental Schedule 6(a) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended June 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$200,481	$—	$(8,498)	$191,983	$49	$192,032
Property operating expenses	70,206	—	(3,025)	67,181	217	67,398
Property NOI	$130,275	$—	$(5,473)	$124,802	$(168)	$124,634

	Three Months Ended June 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$190,769	$—	$(8,327)	$182,442	$240	$182,682
Property operating expenses	67,695	—	(2,876)	64,819	(514)	64,305
Property NOI	$123,074	$—	$(5,451)	$117,623	$754	$118,377

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended March 31, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$197,456	$—	$(8,661)	$188,795	$227	$189,022
Property operating expenses	70,168	—	(3,129)	67,039	245	67,284
Property NOI	$127,288	$—	$(5,532)	$121,756	$(18)	$121,738

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Reconciliation of GAAP to Supplemental Schedule 6(c) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Six Months Ended June 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$397,938	—	$(17,159)	$380,779	$274	$381,053
Property operating expenses	140,374	—	(6,154)	134,220	464	134,684
Property NOI	$257,564	$—	$(11,005)	$246,559	$(190)	$246,369

	Six Months Ended June 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$379,311	—	$(18,399)	$360,912	$2,345	$363,257
Property operating expenses	134,128	—	(6,706)	127,422	868	128,290
Property NOI	$245,183	$—	$(11,693)	$233,490	$1,477	$234,967

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)						Subtract	Add
	Year Ended December 31, 2012				Y2012 to Y2013	Six Months Ended June 30, 2012	Six Months Ended June 30, 2013
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Property Classification and Discontinued Operations Changes	Proportionate Amount	Proportionate Amount	TTM Proportionate Amount
Rental and other property revenues:
Conventional Same Store properties	$761,050	$—	$(36,700)	$724,350	$9,508	$360,912	$380,779	$753,725
Other Conventional properties	83,451	5,400	—	88,851	(9,508)	37,620	42,736	84,459
Affordable properties	146,447	23,251	(56,280)	113,418	(3,862)	56,174	53,881	107,263
Total rental and other property revenues	990,948	28,651	(92,980)	926,619	(3,862)	454,706	477,396	945,447
Property operating expenses:
Conventional Same Store properties	264,501	—	(13,299)	251,202	5,471	127,422	134,220	263,471
Other Conventional properties	40,681	2,850	—	43,531	(3,119)	18,948	20,476	41,940
Affordable properties	59,196	15,079	(29,118)	45,157	(1,082)	22,502	22,128	43,701
Total property operating expenses	364,378	17,929	(42,417)	339,890	1,270	168,872	176,824	349,112
Net operating income:
Conventional Same Store properties	496,549	—	(23,401)	473,148	4,037	233,490	246,559	490,254
Other Conventional properties	42,770	2,550	—	45,320	(6,389)	18,672	22,260	42,519
Affordable properties	87,251	8,172	(27,162)	68,261	(2,780)	33,672	31,753	63,562
Total rental and other property revenues	$626,570	$10,722	$(50,563)	$586,729	$(5,132)	$285,834	$300,572	$596,335
REDEVELOPMENT PROPERTIES: Properties where (a) a substantial number of available units have been vacated for major renovations or (b) occupancy was not stabilized as of January 1, 2012, due to ongoing or completed renovations, such as exteriors, common areas or unit improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (a) that are managed by Aimco, (b) in which Aimco's ownership exceeds 10%, and (c) that have reached and maintained a stabilized level of occupancy as of January 1, 2012. Same Store properties are classified as either Conventional or Affordable. Affordable Same Store properties exclude those that are not subject to tax credit agreements.

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